UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

CSA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	68-0683334
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4704 Harlan Street, Suite 520 Denver, CO	80212
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-193153

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of CSA Holdings Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration Statement No. 333-193153) as originally filed with the Securities and Exchange Commission (the “Commission”) on December 31, 2013, as subsequently amended (the “Registration Statement”), including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CSA HOLDINGS INC.

	By:	/s/ Daniel Williams
	Name:	Daniel Williams
	Title:	Chief Executive Officer

Date: December 18, 2015